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                                                                    Exhibit 99.1

                  Change In Certifying Accountant Disclosure Set Forth In The Definitive Proxy Statement On Schedule 14A Filed By The Registrant On April 30, 2002, Under The Heading "INDEPENDENT PUBLIC ACCOUNTANTS.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         On April 30, 2002, the Board of Directors elected to engage Hoberman, Miller, Goldstein & Lesser, PC ("Hoberman") to serve as the Company's independent accountants for the fiscal year 2002, subject to the stockholder ratification, and to dismiss Ernst & Young in such capacity.

         Ernst & Young LLP's reports on the Company's financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Ernst & Young LLP's report on the Company's financial statements for the year ended December 31, 2001 was filed on April 1, 2002 with the Company's Annual Report on Form 10-K for the year ended December 31, 2001.


         During the years ended December 31, 2001 and 2000 and through the date of this Proxy Statement, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to Ernst & Young LLP's satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter in their report. There were no "reportable events" as that item is described in Item 304(a)(1)(v) of Regulation S-K.

         During the years ended December 31, 2001 and 2000 and through the date of this Proxy Statement, the Company did not consult Hoberman with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.